Exhibit 99.1

press release

Paylocity Announces Third Quarter Fiscal Year 2020 Financial Results

•         Q3 2020 Recurring and Other Revenue of $167.1 million, up 25% year-over-year

•         Q3 2020 Total Revenue of $171.6 million, up 23% year-over-year

SCHAUMBURG, IL. – May 7, 2020 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announced financial results for the third quarter of fiscal year 2020, which ended March 31, 2020.

“We had a strong third quarter, with recurring and other revenue of $167.1 million, representing 25% growth over the third quarter of last fiscal year, as our sales team continued to perform at a high level,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “In response to the COVID-19 crisis, our teams quickly mobilized to digest the new legislation, including the CARES Act and the FFCRA legislation, add functionality to our systems to address these changes in an automated fashion, and worked proactively with clients through these challenging times. In Q3 we also continued to realize the benefits of our commitment to product development, as Paylocity earned multiple spots on G2's Best Software Companies of 2020 Report, including a top 10 ranking in the Best Products for HR, Top 50 Products for Mid-Market and Highest Satisfaction Product categories.”

Third Quarter Fiscal 2020 Financial Highlights

Revenue:

•	Total recurring and other revenue was $167.1 million, representing 97% of total revenue and an increase of 25% from the third quarter of fiscal year 2019.

•	Total revenue was $171.6 million, an increase of 23% from the third quarter of fiscal year 2019.

Operating Income:

•	GAAP operating income was $47.7 million in the third quarter of fiscal year 2020 versus $36.2 million in the third quarter of fiscal year 2019.

•	Non-GAAP operating income was $58.7 million in the third quarter of fiscal year 2020 versus $46.4 million in the third quarter of fiscal year 2019.

Net Income:

•	GAAP net income was $40.1 million or $0.72 per share for the three months ended March 31, 2020 based on 56.0 million diluted weighted average common shares outstanding versus $28.0 million or $0.51 per share for the three months ended March 31, 2019 based on 55.5 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•	Adjusted EBITDA, a non-GAAP measure, was $68.2 million in the third quarter of fiscal year 2020 versus $54.8 million in the third quarter of fiscal year 2019.

Balance Sheet and Cash Flow:

•	Cash, cash equivalents and invested corporate cash totaled $187.0 million as of the end of the quarter.

•	Cash flow from operations for the third quarter of fiscal year 2020 was $50.7 million compared to $44.9 million for the third quarter of fiscal year 2019.

•	As of March 31, 2020, Paylocity had no long-term debt and had not drawn on its credit facility. In April 2020, Paylocity borrowed $100 million under its credit facility.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 7, 2020, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2020 as indicated below. Our outlook for the fourth quarter and full fiscal year 2020 incorporates known and some estimated impacts related to COVID-19.

Fourth Quarter 2020:

•	Total revenue is expected to be in the range of $121.0 million to $131.0 million, which represents 5% growth at the midpoint over the fourth quarter of fiscal 2019 total revenue.

•	Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $14.0 million to $22.0 million.

Fiscal Year 2020:

•	Total revenue is expected to be in the range of $551.7 million to $561.7 million, which represents 19% growth at the midpoint over fiscal 2019 total revenue.

•	Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $143.0 million to $151.0 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2020 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 8645298. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the impact of the novel coronavirus disease (“COVID-19”) on the U.S. economy, including reductions in interest rates, business disruptions, reductions in employment and an increase in business failures; the impact of COVID-19 on Paylocity’s employees and clients and Paylocity’s ability to provide services to its clients and respond to their needs; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 9, 2019. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$132,476	$114,325
Corporate investments	29,314	66,308
Accounts receivable, net	4,358	5,761
Deferred contract costs	21,677	29,086
Prepaid expenses and other	13,895	13,337
Total current assets before funds held for clients	201,720	228,817
Funds held for clients	1,394,469	1,729,176
Total current assets	1,596,189	1,957,993
Capitalized internal-use software, net	27,486	34,067
Property and equipment, net	70,056	68,698
Operating lease right-of-use assets	—	50,180
Intangible assets, net	10,751	9,063
Goodwill	9,590	9,590
Long-term deferred contract costs	81,422	111,842
Long-term prepaid expenses and other	1,975	8,266
Deferred income tax assets	6,472	7,229
Total assets	$1,803,941	$2,256,928

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,954	$3,626
Accrued expenses	57,625	64,002
Total current liabilities before client fund obligations	61,579	67,628
Client fund obligations	1,394,469	1,729,176
Total current liabilities	1,456,048	1,796,804
Deferred rent	31,263	—
Long-term operating lease liabilities	—	74,912
Other long-term liabilities	1,723	1,668
Deferred income tax liabilities	6,943	9,169
Total liabilities	$1,495,977	$1,882,553
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2019 and March 31, 2020	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2019 and March 31, 2020; 53,075 shares issued and outstanding at June 30, 2019 and 53,660 shares issued and outstanding at March 31, 2020	53	54
Additional paid-in capital	207,982	215,101
Retained earnings	99,817	159,322
Accumulated other comprehensive income (loss)	112	(102)
Total stockholders’ equity	$307,964	$374,375
Total liabilities and stockholders’ equity	$1,803,941	$2,256,928

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2020	2019	2020
Revenues:
Recurring and other revenue	$133,355	$167,095	$333,096	$416,948
Interest income on funds held for clients	6,197	4,551	14,164	13,792
Total revenues	139,552	171,646	347,260	430,740
Cost of revenues	39,745	48,081	113,757	136,135
Gross profit	99,807	123,565	233,503	294,605
Operating expenses:
Sales and marketing	27,699	37,801	80,687	112,051
Research and development	12,688	15,612	36,886	45,416
General and administrative	23,208	22,411	68,915	77,283
Total operating expenses	63,595	75,824	186,488	234,750
Operating income	36,212	47,741	47,015	59,855
Other income	540	435	1,155	1,194
Income before income taxes	36,752	48,176	48,170	61,049
Income tax expense	8,726	8,044	4,588	1,544
Net income	$28,026	$40,132	$43,582	$59,505
Other comprehensive income (loss), net of tax
Unrealized gains (losses) on securities, net of tax	161	(182)	161	(214)
Total other comprehensive income (loss), net of tax	161	(182)	161	(214)
Comprehensive income	$28,187	$39,950	$43,743	$59,291
Net income per share:
Basic	$0.53	$0.75	$0.82	$1.11
Diluted	$0.51	$0.72	$0.79	$1.07
Weighted-average shares used in computing net income per share:
Basic	52,934	53,629	52,880	53,486
Diluted	55,465	55,953	55,280	55,760

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for the three and nine months ended March 31 are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2019	2020	2019	2020
Cost of revenue	$1,269	$1,415	$4,184	$4,612
Sales and marketing	1,880	3,542	5,851	11,279
Research and development	1,349	1,973	4,480	5,556
General and administrative	5,154	3,083	16,281	15,424
Total	$9,652	$10,013	$30,796	$36,871

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	March 31,
	2019	2020
Cash flows from operating activities:
Net income	$43,582	$59,505
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	28,837	34,348
Depreciation and amortization expense	25,213	27,832
Deferred income tax expense	4,584	1,544
Provision for doubtful accounts	220	232
Net accretion of discounts and amortization of premiums on available-for-sale securities	(1,607)	(1,673)
Amortization of debt issuance costs	—	113
Loss on disposal of equipment	399	331
Changes in operating assets and liabilities:
Accounts receivable	(1,904)	(1,635)
Deferred contract costs	(25,359)	(37,829)
Prepaid expenses and other	(1,485)	68
Accounts payable	596	863
Accrued expenses and other	5,299	3,096
Tenant improvement allowance	784	—
Net cash provided by operating activities	79,159	86,795
Cash flows from investing activities:
Purchases of available-for-sale securities and other	(210,374)	(400,343)
Proceeds from sales and maturities of available-for-sale securities	161,306	250,791
Capitalized internal-use software costs	(14,706)	(19,213)
Purchases of property and equipment	(9,621)	(14,578)
Lease allowances used for tenant improvements	(784)	—
Net cash used in investing activities	(74,179)	(183,343)
Cash flows from financing activities:
Net change in client fund obligations	496,695	334,707
Repurchases of common shares	(34,991)	—
Proceeds from exercise of stock options	85	—
Proceeds from employee stock purchase plan	2,824	3,961
Taxes paid related to net share settlement of equity awards	(21,749)	(33,136)
Payment of debt issuance costs	—	(675)
Net cash provided by financing activities	442,864	304,857
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	447,844	208,309
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,239,731	1,426,143
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$1,687,575	$1,634,452
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$3,529	$—
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$—	$115
Cash paid for income taxes	$375	$24
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$90,856	$114,325
Funds held for clients' cash and cash equivalents	1,596,719	1,520,127
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,687,575	$1,634,452

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$99,807	$123,565	$233,503	$294,605
Amortization of capitalized internal-use software costs	4,224	4,926	12,854	14,073
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,269	1,415	4,184	4,612
Adjusted gross profit	$105,300	$129,906	$250,541	$313,290

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation from operating income to non-GAAP operating income:
Operating income	$36,212	$47,741	$47,015	$59,855
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,652	10,013	30,796	36,871
Amortization of acquired intangibles	562	563	1,688	1,688
Other items (1)	-	385	-	2,947
Non-GAAP operating income	$46,426	$58,702	$79,499	$101,361

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation from net income to non-GAAP net income:
Net income	$28,026	$40,132	$43,582	$59,505
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,652	10,013	30,796	36,871
Amortization of acquired intangibles	562	563	1,688	1,688
Other items (1)	-	385	-	2,947
Income tax effect on adjustments (2)	(4,734)	(4,615)	(18,773)	(14,166)
Non-GAAP net income	$33,506	$46,478	$57,293	$86,845

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Calculation of non-GAAP net income per share:
Non-GAAP net income	$33,506	$46,478	$57,293	$86,845
Diluted weighted-average number of common shares	55,465	55,953	55,280	55,760
Non-GAAP net income per share	$0.60	$0.83	$1.04	$1.56

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation from net income to Adjusted EBITDA:
Net income	$28,026	$40,132	$43,582	$59,505
Interest expense	-	102	-	290
Income tax expense	8,726	8,044	4,588	1,544
Depreciation and amortization expense	8,412	9,571	25,213	27,832
EBITDA	45,164	57,849	73,383	89,171
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,652	10,013	30,796	36,871
Other items (1)	-	385	-	2,947
Adjusted EBITDA	$54,816	$68,247	$104,179	$128,989

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$27,699	$37,801	$80,687	$112,051
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,880	3,542	5,851	11,279
Non-GAAP Sales and Marketing	$25,819	$34,259	$74,836	$100,772

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$12,688	$15,612	$36,886	$45,416
Capitalized internal-use software costs	5,281	7,074	14,706	19,213
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,349	1,973	4,480	5,556
Non-GAAP Total Research and Development	$16,620	$20,713	$47,112	$59,073

	Three months Ended March 31,		Nine months Ended March 31,
	2019	2020	2019	2020
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$23,208	$22,411	$68,915	$77,283
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,154	3,083	16,281	15,424
Amortization of acquired intangibles	562	563	1,688	1,688
Other items (1)	-	385	-	2,947
Non-GAAP General and Administrative	$17,492	$18,380	$50,946	$57,224

(1) Represents nonrecurring costs including lease exit and transaction costs of $0.3 million and $0.9 million incurred during the three and nine months ended March 31, 2020, respectively, and the settlement of a certain legal matter and related litigation costs of $2.0 million during the nine months ended March 31, 2020.

(2) Income tax effect on adjustments: Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, excess deductible federal and state tax windfall on stock-based compensation, and amortization of acquired intangibles and other items.